Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2020 RESULTS; PROVIDES AN UPDATE ON ITS BUSINESS

IRVINE, CA, May 6, 2020 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the first quarter of 2020 and provided a business update.

FIRST QUARTER 2020 RESULTS AND CERTAIN RECENT EVENTS

Following are the highlights of our results for the first quarter of 2020 and certain recent events:

•
For the first quarter of 2020, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.17, $0.42, $0.45, $0.44 and $0.44, respectively.

•
During the first quarter of 2020, we acquired two Senior Housing - Leased communities and one Senior Housing - Managed community through our proprietary development pipeline for $83.4 million (inclusive of $1.0 million of capitalized acquisition costs), which includes $16.0 million previously funded through the Company’s preferred equity investments in these developments. These investments have an estimated weighted average initial cash yield of 7.51%. On April 1, 2020, we acquired an additional Senior Housing - Leased community from our proprietary development pipeline for $30.3 million (inclusive of $0.1 million of capitalized acquisition costs), which includes $4.6 million previously funded through the Company’s preferred equity investment in the development. This investment has an estimated initial cash yield of 7.28%.

•
During the first quarter of 2020, we completed the sale of three Skilled Nursing/Transitional Care facilities for aggregate net sales proceeds of $6.8 million. On April 1, 2020, we completed the sale of two Skilled Nursing/Transitional Care facilities leased to Genesis Healthcare, Inc. (“Genesis”) for an aggregate gross sales price of $14.4 million, inclusive of the assumption by the buyer of an aggregate $14.2 million of HUD-insured mortgage debt encumbering the facilities. As a result of this disposition, the total annual rental obligation from Genesis will decrease by approximately $1.1 million.

•
On May 6, 2020, our Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on May 29, 2020 to common stockholders of record as of the close of business on May 18, 2020.

•
As a result of PDPM taking effect on October 1, 2019, the annualized impact on EBITDARM coverage from our Skilled Nursing/Transitional Care facilities is estimated to be an increase of 0.14x. This increase is exclusive of the market basket increase (a net 2.4% increase on October 1, 2019), and approximately 75% of the increase is attributed to revenue and 25% is attributed to expense reduction. We believe the favorable impact of PDPM being realized by our operators put our portfolio in a stronger position going into the COVID-19 pandemic.

•
To date, we have not seen a material disruption from the COVID-19 pandemic in the monthly payment of rents and have not utilized any deposits or other credit enhancements for payment of rent as a result of the COVID-19 pandemic. For the month of April, we saw rent paid in the ordinary course, collecting all of our forecasted rents. Through the first few business days of May, collections are in line with what we normally receive through this point of the month.

•
We expect that the impact of COVID-19 on our operators will be partially mitigated by the assistance they have received or expect to receive from state and federal assistance programs, including through the CARES Act. As of April 30, 2020, based on the information reported to us by our operators, our operators have received or expect to receive an aggregate of approximately $320 million in assistance under various provisions of the CARES Act and other state and federal assistance programs – see “Business Update” below for further details. We believe this assistance will help to partially mitigate the need for rent deferrals, although we expect and are prepared to provide such assistance as and where demonstrated to be necessary. As of April 30, 2020, we had not granted any rent deferrals or other rent relief related to the COVID-19 pandemic.

•
Based on data received from our operators, through the last week of April, Senior Housing - Managed occupancy declined 160 basis points from the February average. During that same period, Senior Housing - Leased occupancy declined 130 basis points and Skilled Nursing/Transitional Care occupancy declined 460 basis points. We believe the decline in Skilled Nursing/Transitional Care occupancy is due primarily to the suspension of elective surgeries, however, Skilled Mix was slightly higher during that same period despite the overall occupancy decline.

•	Given the uncertainty surrounding the ultimate impact of the COVID-19 pandemic on our operators and business, we are withdrawing our previously provided 2020 earnings guidance in its entirety.

BUSINESS UPDATE

The COVID-19 pandemic has created challenges for our business. We are grateful to our operators, who have stepped up to this challenge in a multitude of ways and continue to demonstrate their commitment to the well-being of their staff and the people entrusted to their care. We have been and will continue to be in close contact with our operators to assess the impact of this pandemic and provide necessary and appropriate support moving forward. Our available liquidity of more than $950 million, together with a balance sheet strengthened by the actions we took in 2019, provide the strong foundation needed to withstand this pandemic and provide our operators with the financial support they need.

Impact to Our Portfolio
As a result of the COVID-19 pandemic, the operations of our facilities, like many other facilities around the country, have been impacted in several ways, most notably by occupancy declines and increased operating expenses.
Occupancy

•	Hospitals temporarily halting elective surgeries has negatively impacted occupancy for our Skilled Nursing/Transitional Care facilities as hospital discharges are a significant source of admissions.

•
Generally, admissions have continued during this pandemic, but decreased lead volume for our Senior Housing facilities has led to fewer move-ins. While most operators have stopped physical tours to restrict access to essential visitors only, sales staffs have been utilizing other means such as virtual tours to help mitigate the decreased lead volume. Some of our Senior Housing operators have seen the number of discharges and move-outs decrease, which has limited the negative impact of the decreased lead volume on occupancy for those operators.

•	For facilities that have a resident or employee test positive for COVID-19, admissions may have some restrictions.
Operating Expenses

•
Our facilities have seen an increase in operating costs due to the implementation of additional safety protocols and procedures, purchases of personal protective equipment (PPE), increased staffing to allow facilities to adhere to social distancing and infection control protocols, premium pay and incentive pay for the staff.

The combined impact of these factors is expected to result in lower earnings recognized in our Senior Housing - Managed portfolio and increased pressure on EBITDARM coverages for our triple-net portfolio for an uncertain duration. Although the extent of the impact to us cannot be accurately predicted at this time, we are confident in our capable operators and in the resilient and strong foundation we have built.

COVID-19 Mitigation

In response to the COVID-19 pandemic, the federal government has approved several relief packages that could benefit our operators, especially those who operate skilled nursing/transitional care facilities. The following summarizes the estimated aggregate amounts available to our operators – please refer to the Top 10 Relationships and COVID-19 Mitigation Summary section of our Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations, for more details:

•	Public Health and Social Services Emergency Fund: $60 million [1]

•	Suspension of Medicare sequestration: $10 million [1]

•	Increase to Federal Medical Assistance Percentages: $20 million [1]

•	Accelerated and Advance Medicare Payments: $150 million [2,3]

•	Employer payroll tax delay: $50 million [2]

•	Paycheck Protection Program loans: $30 million [4]

•	Total: Approximately $320 million

[1]	Mitigates EBITDARM reductions

[2]	Provides additional near-term liquidity for our operators

[3]	Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators

[4]	Provides additional near-term liquidity for our operators, and potentially mitigates EBITDARM reductions

In addition to the above, there have been other governmental actions taken that benefit skilled nursing/transitional care operators. These actions include the waiver of the requirement for skilled nursing/transitional care patients to have stayed in a hospital for three days in order for services rendered in a skilled nursing/transitional care facility to qualify for Medicare Part A and the relaxation of certification requirements for employees performing nonclinical services in these facilities.
It is difficult to know with certainty the ultimate impact that the various governmental programs will have on our Senior Housing - Managed portfolio or on the ability of the tenants in our triple-net portfolio to timely pay their monthly rental obligations to us. The aggregate amount of approximately $320 million in potential assistance to our operators is informative when evaluating potential mitigation at a macro level for our operators, however it must be noted that the benefits on an individual operator basis will vary and may not provide enough relief to meet their rental obligations to us.

Impact on the Company and Sabra’s Response

As of April 30, 2020, we have not seen material disruptions in rental payments from the pandemic. Continued pressure on our tenants’ EBITDARM, however, may adversely impact their ability to make full and timely rental payments and we are prepared to provide temporary rent deferrals where warranted, determined on a case-by-case basis. If we grant a rent deferral, we will evaluate the collectability of the tenant’s outstanding straight-line rental and other receivable balances and whether their lease should be accounted for on a cash basis, which may result in the write-off under GAAP of straight-line rental receivables and lease-related intangibles.
The COVID-19 pandemic has also resulted in a material increase to our cost of capital and therefore we do not expect to make any material acquisitions or other investments in the near term, including the exercise of our option on the remaining 51% interest in the Enlivant joint venture. This, along with the dividend reduction to $0.30 per quarter, will help preserve liquidity that gives us confidence in our ability to weather extended disruptions in our cash flow from operations resulting from the COVID-19 pandemic.
Our portfolio is largely needs-based, and we believe there are meaningful demographic tailwinds that will limit the depth and duration of the impact of this pandemic on our business, irrespective of the impact the pandemic has to the overall economy. Additionally, as elective surgeries are being reintroduced in several states, pent-up demand from the delays in elective surgeries should provide a catalyst for both increased occupancy and Skilled Mix for our Skilled Nursing/Transitional Care facilities.
Our balance sheet remains strong with liquidity of $953.1 million as of March 31, 2020, no material debt maturities until 2024 and Net Debt to Adjusted EBITDA of 4.97x (5.47x including the unconsolidated joint venture). For additional detail and information regarding Net Debt to Adjusted EBITDA, refer to the Credit Metrics and Ratings section of our corresponding Supplemental Report and the Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.
The repositioning of our portfolio and improvements made to our balance sheet during 2019 have made Sabra more resilient in the face of the COVID-19 pandemic and we believe will put us in a better position for future growth when the pandemic subsides and markets stabilize. To that end, we strengthened our bench with the recent addition of Darrin Smith as Executive Vice President of Investments. Last, since Sabra’s inception, we have structured our company to be nimble and mobile, and that strategy has paid off as our corporate office operations smoothly transitioned to working from home in mid-March.
Commenting on the impact of COVID-19, Rick Matros, CEO and Chairman, said, “We remain optimistic as we manage through the pandemic alongside our tenants. We’ve developed close and lasting relationships with our operators based on our industry experience and a shared passion for quality care. These enduring relationships, along with our ample liquidity and resilient balance sheet, make us well-positioned to support them during these unprecedented times. We anticipate that some of our tenants will require rent deferrals, which we will consider on a case-by-case basis. With regards to PDPM implementation, our operators’ proactive efforts have led to positive results, including better positioning them for addressing the current pandemic. I also would like to thank Peter Nyland, our Executive Vice President - Asset Management, and the rest of our team who continue to work tirelessly to support our operators. Most important, we at Sabra want to acknowledge our operators’ staffs at the facility level — they serve every day, putting patients and residents before themselves and their families. We are in awe and humble appreciation of them all.”

LIQUIDITY
As of March 31, 2020, we had approximately $953.1 million of liquidity, consisting of unrestricted cash and cash equivalents of $54.1 million and available borrowings of $899.0 million under our revolving credit facility. As of March 31, 2020, we also had $336.1 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2020 first quarter results will be held on Thursday, May 7, 2020 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 5057345. The webcast URL is https://edge.media-server.com/mmc/p/i93vdgbe. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of March 31, 2020, Sabra’s investment portfolio included 427 real estate properties held for investment (consisting of (i) 291 Skilled Nursing/Transitional Care facilities, (ii) 64 Senior Housing communities (“Senior Housing - Leased”), (iii) 47 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 25 Specialty Hospitals and Other facilities), two assets held for sale, one investment in a direct financing lease, 19 investments in loans receivable (consisting of (i) one mortgage loan, (ii) one construction loan and (iii) 17 other loans), six preferred equity investments and one investment in an unconsolidated joint venture that owns 168 Senior Housing - Managed communities. As of March 31, 2020, Sabra’s real estate properties held for investment included 42,894 beds/units and its unconsolidated joint venture included 7,463 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities; our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities; our expectations regarding the impact of PDPM on the Skilled Nursing/Transitional Care facilities in our portfolio; our expectation that there are meaningful demographic tailwinds that will limit the depth and duration of the impact of this pandemic on our business, irrespective of the impact the pandemic has to the overall economy; our expectation that as elective surgeries are reintroduced, the pent-up demand from the delays in elective surgeries should provide a catalyst for increased occupancy for our Skilled Nursing/Transitional Care facilities; our expectations that the repositioning of our portfolio and improvements made to our balance sheet during 2019 have made Sabra more resilient in the face of the COVID-19 pandemic and will put us in a better position for future growth when the pandemic subsides and markets stabilize; and our other expectations regarding our future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations, capital raising activity and operator restructurings.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential

4

phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 as well as in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 that we will file today with the SEC. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues:
Rental and related revenues	$106,512	$116,387
Interest and other income	2,851	3,325
Resident fees and services	39,983	17,061

Total revenues	149,346	136,773

Expenses:
Depreciation and amortization	44,168	44,949
Interest	25,704	36,318
Triple-net portfolio operating expenses	4,901	5,289
Senior housing - managed portfolio operating expenses	27,261	12,040
General and administrative	8,761	8,184
Provision for loan losses and other reserves	667	1,207
Impairment of real estate	—	103,134

Total expenses	111,462	211,121

Other income (expense):
Other income	2,259	171
Net loss on sales of real estate	(217)	(1,520)

Total other income (expense)	2,042	(1,349)

Income (loss) before loss from unconsolidated joint venture and income tax expense	39,926	(75,697)

Loss from unconsolidated joint venture	(3,667)	(1,383)
Income tax expense	(1,042)	(612)

Net income (loss)	35,217	(77,692)

Net income attributable to noncontrolling interest	—	(12)

Net income (loss) attributable to common stockholders	$35,217	$(77,704)

Net income (loss) attributable to common stockholders, per:

Basic common share	$0.17	$(0.44)

Diluted common share	$0.17	$(0.44)

Weighted-average number of common shares outstanding, basic	205,395,330	178,385,984

Weighted-average number of common shares outstanding, diluted	206,006,285	178,385,984

6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $569,752 and $539,213 as of March 31, 2020 and December 31, 2019, respectively	$5,363,168	$5,341,370
Loans receivable and other investments, net	88,370	107,374
Investment in unconsolidated joint venture	311,753	319,460
Cash and cash equivalents	54,051	39,097
Restricted cash	8,375	10,046
Lease intangible assets, net	96,758	101,509
Accounts receivable, prepaid expenses and other assets, net	169,829	150,443
Total assets	$6,092,304	$6,069,299

Liabilities
Secured debt, net	$97,066	$113,070
Revolving credit facility	101,000	—
Term loans, net	1,033,110	1,040,258
Senior unsecured notes, net	1,248,170	1,248,773
Accounts payable and accrued liabilities	150,926	108,792
Lease intangible liabilities, net	66,819	69,946
Total liabilities	2,697,091	2,580,839

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $.01 par value; 250,000,000 shares authorized, 205,559,356 and 205,208,018 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2,056	2,052
Additional paid-in capital	4,075,781	4,072,079
Cumulative distributions in excess of net income	(631,251)	(573,283)
Accumulated other comprehensive loss	(51,373)	(12,388)
Total equity	3,395,213	3,488,460
Total liabilities and equity	$6,092,304	$6,069,299

7

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$35,217	$(77,692)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,168	44,949
Non-cash rental and related revenues	(365)	(1,164)
Non-cash interest income	(561)	(562)
Non-cash interest expense	2,233	2,561
Stock-based compensation expense	2,360	2,775
Provision for loan losses and other reserves	667	1,207
Net loss on sales of real estate	217	1,520
Impairment of real estate	—	103,134
Loss from unconsolidated joint venture	3,667	1,383
Distributions of earnings from unconsolidated joint venture	4,040	3,037
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(6,895)	(9,924)
Accounts payable and accrued liabilities	(9,929)	(17,265)
Net cash provided by operating activities	74,819	53,959
Cash flows from investing activities:
Acquisition of real estate	(67,274)	—
Origination and fundings of loans receivable	(936)	(2,776)
Additions to real estate	(11,956)	(5,072)
Repayments of loans receivable	1,011	5,251
Repayments of preferred equity investments	3,059	2,087
Net proceeds from the sales of real estate	6,272	6,857
Net cash (used in) provided by investing activities	(69,824)	6,347
Cash flows from financing activities:
Net borrowings from (repayments of) revolving credit facility	101,000	(4,000)
Principal payments on secured debt	(877)	(849)
Payments of deferred financing costs	(715)	(6)
Distributions to noncontrolling interest	—	(36)
Issuance of common stock, net	1,930	(2,323)
Dividends paid on common stock	(92,390)	(80,260)
Net cash provided by (used in) financing activities	8,948	(87,474)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,943	(27,168)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(660)	149
Cash, cash equivalents and restricted cash, beginning of period	49,143	59,658
Cash, cash equivalents and restricted cash, end of period	$62,426	$32,639
Supplemental disclosure of cash flow information:
Interest paid	$21,526	$42,195
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$(16,092)	$—

8

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net income (loss) attributable to common stockholders	$35,217	$(77,704)
Add:
Depreciation and amortization of real estate assets	44,168	44,949
Depreciation and amortization of real estate assets related to noncontrolling interest	—	(40)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,585	5,316
Net loss on sales of real estate	217	1,520
Net loss on sales of real estate related to unconsolidated joint venture	1,729	—
Impairment of real estate	—	103,134
FFO attributable to common stockholders	$86,916	$77,175

COVID-19 related expenses (1)	810	—
Provision for doubtful accounts and loan losses, net	—	1,207
Other normalizing items (2)	4,389	7,040
Normalized FFO attributable to common stockholders	$92,115	$85,422

FFO attributable to common stockholders	$86,916	$77,175
Merger and acquisition costs	159	6
Stock-based compensation expense	2,360	2,775
Non-cash rental and related revenues	(365)	(1,164)
Non-cash interest income	(561)	(562)
Non-cash interest expense	2,233	2,561
Provision for loan losses and other reserves	667	1,207
Other non-cash adjustments related to unconsolidated joint venture	539	1,115
Other non-cash adjustments	(106)	52
AFFO attributable to common stockholders	$91,842	$83,165

COVID-19 related expenses (1)	810	—
Other normalizing items (2)	(2,135)	1,132
Normalized AFFO attributable to common stockholders	$90,517	$84,297
Amounts per diluted common share attributable to common stockholders:
Net income	$0.17	$(0.44)
FFO	$0.42	$0.43
Normalized FFO	$0.45	$0.48
AFFO	$0.44	$0.46
Normalized AFFO	$0.44	$0.47
Weighted average number of common shares outstanding, diluted:
Net income (loss)	206,006,285	178,385,984
FFO and Normalized FFO	206,006,285	178,936,854
AFFO and Normalized AFFO	206,509,513	179,709,444

(1)	Amount represents expenses related to the COVID-19 pandemic incurred by our Senior Housing - Managed portfolio.

(2)
For FFO, the three months ended March 31, 2020 and 2019 includes $5.8 million and $5.9 million, respectively, of write-offs related to SL rent receivables and lease intangibles. FFO and AFFO for the three months ended March 31, 2020 also include $2.1 million earned during the period related to legacy CCP investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

9

REPORTING DEFINITIONS

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in

10

REPORTING DEFINITIONS

evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to

11

REPORTING DEFINITIONS

the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned from being leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

12